Exhibit 99.1

Emerald Oil Reports Second Quarter 2015 Financial and Operational Results, Guidance

Increase, Credit Facility and Term Loan Facility Update

DENVER, CO – August 4, 2015 --- Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) today announced financial and operational results for the quarter ended June 30, 2015, 2015 guidance increase, and Revolving Credit Facility (“Credit Facility”) and Senior Secured Second Lien Term Loan Facility (“Term Loan Facility”) updates.

Highlights

•	Second quarter production of 453,495 BOE increased 33% as compared to 340,320 BOE in the second quarter of 2014. Daily production averaged 4,983 BOEPD, 7% above the midpoint and 4% above the high end of Emerald’s second quarter 2015 guidance range;
•	2015 third and fourth quarter production guidance raised 400 Boe/d and 200 Boe/d, to 4,700-5,000 Boe/d and 4,200-4,500 Boe/d, respectively;
•	Second quarter oil and gas revenue of $21.8 million;
•	Second quarter Adjusted EBITDA of $5.0 million;
•	Fall 2015 Credit Facility borrowing base redetermination resulting in an elected commitment of $135 million and a new covenant structure; and
•	$100 million Term Loan Facility, with a $75 million initial draw, provided by Angelo, Gordon Energy Capital, LLC and affiliates (“Angelo Gordon”), expected to close in the third quarter in conjunction with the borrowing base redetermination.

Second Quarter 2015 Production

For the second quarter of 2015, Emerald’s total production volumes on a BOE basis increased 33% as compared to the second quarter of 2014. During the second quarter of 2015, Emerald realized a $48.60 average price per Bbl of oil (including settled derivatives) compared to an $87.42 average price per Bbl of oil during the second quarter of 2014.

	Quarter Ended June 30,
	2015	2014
Sales Volume (Total)
Oil (Bbls)	419,461	324,617
Gas (Mcf)	204,203	94,217
Sales volumes (Boe)	453,495	340,320

Average Daily Sales
Oil (Bbls)	4,609	3,567
Gas (Mcf)	2,244	1,035
Sales volumes (Boe)	4,983	3,740

Average Sales Prices
Oil (Bbl)	$51.44	$93.30
Effect of Settled Oil Derivatives	(2.84)	(5.88)
Oil Net of Settled Derivatives (Bbl)	$48.60	$87.42
Gas (Mcf)	$1.30	$10.26
Barrel of Oil Equivalent with Settled Derivatives	$45.53	$86.23

Financial Results

Revenues from sales of oil and natural gas for the second quarter of 2015 were $21.8 million compared to $31.3 million for the same period in 2014. The decrease was due to lower realized crude oil prices during the second quarter of 2015. Crude oil revenue accounted for approximately 99% of oil and natural gas sales.

Lease operating expenses for the second quarter of 2015 were $8.5 million compared to $3.4 million for the same period in 2014. On a per unit basis, lease operating expenses were $18.68 per BOE in the second quarter of 2015 compared to $9.90 per BOE in the second quarter of 2014. This increase on a per unit basis compared to 2014 was primarily due to regulatory and compliance related costs associated with gas capture and air emissions, and costs associated with increased production water hauling from new pads that were brought online further from disposal facilities. These two items that drove LOE higher in the second quarter are no longer relevant to our business due to the completion of the Low Rider midstream system.  Emerald also incurred workover expenses for the second quarter of 2015 of $1.6 million, or $3.47 per BOE.

General and administrative expenses for the second quarter of 2015 were $3.9 million compared to $7.6 million for the same period in 2014. On a per unit basis, G&A expenses (excluding non-cash stock-based compensation) were $7.38 per BOE in the second quarter of 2015 compared to $13.66 per BOE in the second quarter of 2014. Share-based compensation expenses, which are included in G&A expense, totaled $0.5 million in the second quarter of 2015 compared to $3.0 million for the same period in 2014.

Adjusted EBITDA was $5.0 million for the second quarter of 2015, as compared to $17.4 million for the same period in 2014. Adjusted Net Income (Loss) was $(8.7) million for the second quarter of 2015. Emerald recognized a $61.4 million non-cash impairment expense for the quarter ended June 30, 2015 due primarily to the substantial declines in commodity prices. Adjusted EBITDA and Adjusted Net Income (Loss) are non-GAAP financial measures. For additional information please refer to the reconciliation of these measures at the end of this news release.

Updated 2015 Production and CAPEX Guidance

Assumes Emerald’s variable one rig program for 2015.

	Previous Boe/d Range		Updated Boe/d Range
	Low End	High End	Low End	High End
1Q 2015 Average	4,000	4,300	4,715	4,715
2Q 2015 Average	4,500	4,800	4,983	4,983
3Q 2015 Average	4,300	4,600	4,700	5,000
4Q 2015 Average	4,000	4,300	4,200	4,500

2015 Average	4,200	4,500	4,650	4,800
Year over year average production growth	18%	27%	24%	35%

	2015 Capital Expenditures Range ($mm)
	Previous Range		Updated Range
	Low End	High End	Low End	High End
2015 Drilling and Completion Budget*	$52.0	$71.0	$62.0	$81.0
2015 Land Budget	$1.0	$5.0	$1.0	$5.0

* Drilling and Completion CAPEX through June 30, 2015 was $61.9 million.

Credit Facility, Term Loan Facility and Liquidity Update

Upon closing of the Term Loan, Emerald’s lending syndicate has approved an amendment to the Company’s Credit Facility. The amendment will include an updated senior secured debt to EBITDA covenant of 2.5x through March 31, 2016, and 1.5x for the remainder of 2016, a new total secured debt to EBITDA covenant of 4.5x through December 31, 2015, 4.0x through June 30, 2016, and 3.0x through the remainder of 2016, a new interest coverage covenant of 2.5x through 2016, and eliminated the total debt to EBITDA covenant through 2016. Additionally, as part of the Fall 2015 borrowing base redetermination, the banks approved a $135 million borrowing base. The next scheduled redetermination is Spring 2016.

In conjunction with the lending syndicate’s new covenant structure and borrowing base redetermination, a $100 million delayed draw Term Loan Facility, provided by Angelo Gordon, is expected to close during the third quarter, subject to customary closing conditions.  At closing, $75 million in proceeds shall be used to repay borrowings under Emerald’s Credit Facility, and an additional $25 million in funds may be made available to meet future requirements.  The Term Loan Facility has a three year maturity and bears interest at LIBOR plus 8.25 percent with a one percent LIBOR floor.

As of June 30, 2015, the Company has classified the balance of both the Credit Facility and the Convertible Notes as current liabilities. Upon closing the amendment to the Credit Facility during the third quarter of 2015, the Company expects to reclassify both the Credit Facility and the Convertible Notes back to long term liabilities.

Secured Debt & Liquidity Overview	6/30/2015 ($mm)	Pro Forma Balance* ($mm)
Cash and Cash Equivalents**	$19.1	$10.0
Revolving Credit Facility	$159.7	$51.2
Second Lien Term Loan	N/A	$75.0

* Pro Forma for Koch Exploration transaction of approximately $24.4 million and $75.0 million Second Lien Term Loan ** Cash swept into revolving credit facility

Conference Call

Emerald will host a conference call on Wednesday, August 5, 2015 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss financial and operational results for the quarter end.

Emerald Oil, Inc. 2Q2015 Financial and Operational Results Conference Call
Date:	Wednesday, August 5, 2015
Time:	10:00 a.m. Eastern Time
9:00 a.m. Central Time
8:00 a.m. Mountain Time
7:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at the Emerald Oil website
Website:	www.emeraldoil.com
Telephone Dial-In:	877-407-8831 (toll-free) and 201-493-6736 (international)

Telephone Replay:	Available through Wednesday, August 12, 2015
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 413333

About Emerald

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Corporate Contact:

Emerald Oil, Inc.

Mitch Ayer

Vice President - Finance & Investor Relations

(303) 595-5600

info@emeraldoil.com

www.emeraldoil.com

EMERALD OIL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$19,116,956	$12,389,230
Restricted Cash	2,000,000	—
Accounts Receivable – Oil and Natural Gas Sales	9,107,331	7,203,455
Accounts Receivable – Joint Interest Partners	14,296,377	31,842,464
Other Receivables	304,624	980,317
Prepaid Expenses and Other Current Assets	776,292	289,061
Fair Value of Commodity Derivatives	—	5,044,125
Total Current Assets	45,601,580	57,748,652
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method, at cost:
Proved Oil and Natural Gas Properties	678,944,015	593,472,170
Unproved Oil and Natural Gas Properties	149,994,517	166,708,263
Equipment and Facilities	17,223,706	6,086,896
Other Property and Equipment	4,644,900	2,583,372
Total Property and Equipment	850,807,138	768,850,701
Less – Accumulated Depreciation, Depletion and Amortization	(317,035,267)	(149,703,417)
Total Property and Equipment, Net	533,771,871	619,147,284
Restricted Cash	—	4,000,000
Debt Issuance Costs, Net of Amortization	5,433,819	5,779,125
Deposits on Acquisitions	—	140,173
Deferred Tax Assets, Net	1,813,561	1,813,796
Other Non-Current Assets	426,873	430,846
Total Assets	$587,047,704	$689,059,876
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$59,492,828	$120,136,903
Revolving Credit Facility	159,683,000	—
Convertible Senior Notes	151,500,000	—
Fair Value of Commodity Derivatives	3,167,271	—
Accrued Expenses	4,546,468	11,267,831
Advances from Joint Interest Partners	2,020,760	2,577,247
Deferred Tax Liability, Net	1,813,561	1,813,796
Total Current Liabilities	382,223,888	135,795,777
LONG-TERM LIABILITIES
Revolving Credit Facility	—	75,000,000
Convertible Senior Notes	—	151,500,000
Asset Retirement Obligations	3,141,859	2,671,975
Warrant Liability	408,000	2,199,000
Fair Value of Commodity Derivatives	465,945	—
Total Liabilities	386,239,692	367,166,752

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 255,732 issued and outstanding at June 30, 2015 and December 31, 2014. Liquidation preference value of $256 as of June 30, 2015 and December 31, 2014.	256	256

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 7,856,325 and 3,891,431 Shares Issued and Outstanding, respectively	7,856	3,891
Additional Paid-In Capital	504,815,447	455,087,277
Accumulated Deficit	(304,015,547)	(133,198,300)
Total Stockholders’ Equity	200,807,756	321,892,868
Total Liabilities and Stockholders’ Equity	$587,047,704	$689,059,876

EMERALD OIL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Oil Sales	$21,575,315	$30,288,128	$35,631,347	$48,722,936
Natural Gas Sales	264,691	966,280	729,863	1,600,344
Net Losses on Commodity Derivatives	(4,823,936)	(6,663,083)	(4,550,761)	(7,461,936)
Total Revenues	17,016,070	24,591,325	31,810,449	42,861,344
OPERATING EXPENSES
Production Expenses	10,048,350	3,897,482	17,770,504	6,514,726
Production Taxes	2,251,080	3,400,874	3,834,375	5,489,610
General and Administrative Expenses	3,878,473	7,633,559	8,673,998	16,125,563
Depletion of Oil and Natural Gas Properties	10,034,956	8,600,878	20,380,062	14,878,110
Impairment of Oil and Natural Gas Properties	61,361,000	—	146,625,000	—
Depreciation and Amortization	167,634	81,497	326,789	147,257
Accretion of Discount on Asset Retirement Obligations	50,928	20,080	100,507	35,800
Standby Rig Expense	826,061	—	2,372,665	—
Total Operating Expenses	88,618,482	23,634,370	200,083,900	43,191,066
INCOME (LOSS) FROM OPERATIONS	(71,602,412)	956,955	(168,273,451)	(329,722)

OTHER INCOME (EXPENSE)
Interest Expense	(2,616,000)	(1,136,377)	(4,309,552)	(1,308,463)
Warrant Revaluation Gain (Expense)	1,089,000	(1,771,000)	1,791,000	(1,967,000)
Other Income	—	371	257	4,047
Total Other Expense, Net	(1,527,000)	(2,907,006)	(2,518,295)	(3,271,416)

LOSS BEFORE INCOME TAXES	(73,129,412)	(1,950,051)	(170,791,746)	(3,601,138)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(73,129,412)	$(1,950,051)	$(170,791,746)	$(3,601,138)

Net Loss Per Common Share – Basic and Diluted	$(11.70)	$(0.59)	$(31.18)	$(1.09)

Weighted Average Shares Outstanding – Basic and Diluted	6,248,310	3,316,161	5,476,843	3,312,582

EMERALD OIL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(170,791,746)	$(3,601,138)
Adjustments to Reconcile Net Loss to Net Cash Provided By Operating Activities:
Depletion of Oil and Natural Gas Properties	20,380,062	14,878,110
Impairment of Oil and Natural Gas Properties	146,625,000	—
Depreciation and Amortization	326,788	147,257
Amortization of Debt Issuance Costs	1,045,217	377,463
Accretion of Discount on Asset Retirement Obligations	100,507	35,800
Net Losses on Commodity Derivatives	4,550,761	7,461,936
Net Cash Settlements Received (Paid) on Commodity Derivatives	4,126,580	(2,462,140)
Warrant Revaluation (Gain) Expense	(1,791,000)	1,967,000
Share-Based Compensation Expense	2,163,753	6,678,883
Changes in Assets and Liabilities:
Increase in Trade Receivables – Oil and Natural Gas Revenues	(1,903,876)	(636,959)
Decrease (Increase) in Accounts Receivable – Joint Interest Partners	17,546,087	(4,873,541)
Decrease (Increase) in Other Receivables	675,693	(1,022,732)
Increase in Prepaid Expenses and Other Current Assets	(487,231)	(328,131)
Decrease in Other Non-Current Assets	3,972	130,437
(Decrease) Increase in Accounts Payable	(2,963,252)	1,888,872
Decrease in Accrued Expenses	(5,462,417)	(2,474,083)
Increase in Other Non-Current Liabilities	—	209,333
(Decrease) Increase in Advances from Joint Interest Partners	(556,487)	1,518,372
Net Cash Provided By Operating Activities	13,588,411	19,894,739
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(2,061,528)	(754,492)
Restricted Cash Released	2,000,000	11,000,512
Payments of Restricted Cash	—	(2,648,721)
Increase (Decrease) in Deposits for Acquisitions	140,173	(178,967)
Proceeds from Sale of Oil and Natural Gas Properties, Net of Transaction Costs	—	238,069
Investment in Oil and Natural Gas Properties	(136,601,645)	(204,113,902)
Net Cash Used For Investing Activities	(136,523,000)	(196,457,501)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Convertible Senior Notes, Net of Transaction Costs	—	166,893,211
Proceeds from Issuance of Common Stock, Net of Transaction Costs	45,753,027	—
Advances on Revolving Credit Facility	100,000,000	35,000,000
Payments on Revolving Credit Facility	(15,317,000)	(35,000,000)
Cash Paid for Finance Costs	(73,801)	(24,605)
Cash Paid for Debt Issuance Costs	(699,911)	(500,365)
Proceeds from Exercise of Stock Options and Warrants	—	110,750
Net Cash Provided by Financing Activities	129,662,315	166,478,991
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,727,726	(10,083,771)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	12,389,230	144,255,438
CASH AND CASH EQUIVALENTS – END OF PERIOD	$19,116,956	$134,171,667
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$1,375,758	$—
Cash Paid During the Period for Income Taxes	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Included in Accounts Payable	$50,276,501	$86,500,675
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$630,210	$1,396,362
Asset Retirement Obligation Costs and Liabilities	$369,377	$515,199

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before interest, income taxes, depletion, depreciation, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, warrant revaluation (gains) and expenses, net gain (loss) from mark-to-market on commodity derivatives, cash settlements received (paid), standby rig expenses and non-cash expenses relating to share based payments recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating its fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(73,129,412)	$(1,950,051)	$(170,791,746)	$(3,601,138)
Impairment of oil and natural gas properties	61,361,000	—	146,625,000	—
Interest expense	2,616,000	1,136,377	4,309,552	1,308,463
Accretion of discount on asset retirement obligations	50,928	20,080	100,507	35,800
Depletion, depreciation and amortization	10,202,590	8,682,375	20,706,851	15,025,367
Stock-based compensation	530,173	2,983,580	2,163,753	6,678,883
Warrant revaluation (gain) expense	(1,089,000)	1,771,000	(1,791,000)	1,967,000
Net losses on commodity derivatives	4,823,936	6,663,083	4,550,761	7,461,936
Net cash settlements received (paid) on commodity derivatives	(1,190,720)	(1,908,756)	4,126,580	(2,462,140)
Standby rig expense	826,061	—	2,372,665	—
Adjusted EBITDA	$5,001,556	$17,397,688	$12,372,923	$26,414,171

In addition to reporting net income (loss) as defined under GAAP, we also present “adjusted income (loss)”, which we define as net earnings before the effect of any impairment of oil and natural gas properties, unrealized gain (loss) from mark-to-market on commodity derivatives, mark-to-market on our warrant liability, share-based compensation expense and the other items described in the table below. Adjusted income (loss) is a non-GAAP performance measure. Adjusted income (loss) does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating our fundamental core operating performance. We also believe that adjusted income (loss) is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses adjusted income to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view adjusted income (loss) in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss), to adjusted income (loss) for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(73,129,412)	$(1,950,051)	$(170,791,746)	$(3,601,138)
Impairment of oil and natural gas properties	61,361,000	—	146,625,000	—
Stock-based compensation	530,173	2,983,580	2,163,753	6,678,883
Warrant revaluation (gain) expense	(1,089,000)	1,771,000	(1,791,000)	1,967,000
Net losses on commodity derivatives	4,823,936	6,663,083	4,550,761	7,461,936
Net cash settlements received (paid) on commodity derivatives	(1,190,720)	(1,908,756)	4,126,580	(2,462,140)
Adjusted net income (loss)	$(8,694,023)	$7,558,856	$(15,116,652)	$10,044,541

Net Adjusted Income (Loss) Per Common Share – Basic	$(1.39)	$2.28	$(2.76)	$3.03

Weighted Average Shares Outstanding – Basic	6,248,310	3,316,161	5,476,843	3,312,582